Exhibit 3.128

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

WHEREAS, *Articles of Incorporation duly signed and verified of*

EDMOND COMMUNITY HOSPITAL, INC.

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

NOW THEREFORE, *I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed at the City of Oklahoma City, this 19th.

day of May *, A.D. 19* 80

Jeannette B. Edmondson
Secretary of State

By: Vicki L Courtney

STATEMENT OF OKLAHOMA CERTIFICATION OF INCORPORATION WHEREAS, IN TEST IMONY WHERE OF : EDMOND COMMUNITY HOSPITAL, INC.

RECEIVED
MAY 19 1980
OKLAHOMA SECRETARY
OF STATE
EDMOND COMMUNITY HOSPITAL, INC.
ARTICLES OF INCORPORATION
     We, the undersigned natural persons having legal capacity to enter into contracts, acting as incorporators of a corporation under the Oklahoma Business Corporation Act adopt the following Articles of Incorporation for such corporation:
     1. The name of the corporation shall be EDMOND COMMUNITY HOSPITAL, INC.
     2. The address of the registered office of the corporation shall be 735 First National Bank Building, Oklahoma City, Oklahoma 73102. The name of the corporation’s registered agent is The Corporation Company.
     3. The duration of the corporation shall be perpetual.
     4. The purposes for which the corporation is organized are:
          (a) To purchase, lease, or otherwise acquire, to operate, and to sell, lease or otherwise dispose of hospitals, convalescent homes, nursing homes, and other institutions for the medical care and treatment of patients; to purchase, manufacture, or prepare and to sell or otherwise deal in, as principal or as agent, medical equipment or supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, office buildings, and other facilities in connection with hospitals or other medical facilities owned or operated by it; to engage in any other act or acts which a corporation may perform for a lawful purpose or purposes.
          (b) To consult with owners of hospitals in all other types of health care or medically oriented facilities or managers thereof regarding any matters related to the construction, design, ownership, staffing or operation of such facilities.
          (c) To provide consultation, advisory and management services to any business, whether corporation, trust, association, partnership, joint venture or proprietorship.
          (d) To engage in any lawful businesses which are directly or indirectly related to the above purposes.
     5. The names and addresses of the incorporators are as follows:

     6. The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) Common Shares of the par value of One Dollar ($1.00) each.
     7. The corporation shall have one class of stock, said class being Common, and there shall be no provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation.
     8. There shall be no preferred or special class of stock of the corporation.
     9. The stated capital of the corporation for beginning business shall be One Thousand Dollars ($1,000).
     10. The corporation will not commence business until 1,000 shares have been issued and consideration of the value of at least $1,000 has been received for the issuance of such shares.
     11. The number of directors constituting the initial Board of Directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Donald S. MacNaughton	One Park Plaza
Nashville, TN 37203

Thomas F. Frist, Jr.	One Park Plaza
Nashville, TN 37203

R. Clayton McWhorter	One Park Plaza
Nashville, TN 37203
12. There shall be no provisions limiting or denying the shareholders the preemptive right to acquire additional shares of the corporation.

/s/ John W. Wade, Jr.
JOHN W. WADE, JR.

/s/ Elliott W. Jones
ELLIOTT W. JONES

/s/ Bettye D. Daugherty
BETTYE D. DAUGHERTY

STATE OF TENNESSEE	)
)
COUNTY OF DAVIDSON	)
     WE, JOHN W. WADE, JR., ELLIOTT W. JONES, and BETTYE D. DAUGHERTY, incorporators of EDMOND COMMUNITY HOSPITAL, INC., acting as Trustees for the corporation, hereby make the following statement:
     1. The subscription has been received for One Thousand (1,000) shares of the Capital Stock of the corporation.
     2. The sum of One Thousand Dollars ($1,000) in cash as consideration for One Thousand shares of the Capital Stock of the corporation has been received.
     WE, the undersigned incorporators, declare that the foregoing statements are true.

/s/ John W. Wade, Jr.
JOHN W. WADE, JR.

/s/ Elliott W. Jones
ELLIOTT W. JONES

/s/ Bettye D. Daugherty
BETTYE D. DAUGHERTY
     Sworn to and subscribed before me this 16th day of May, 1980.

/s/ Sandra J. Malone
Notary Public

My Commission Expires: 10-17-82

STATE OF TENNESSEE	)
)
COUNTY OF DAVIDSON	)
     BEFORE ME, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared JOHN W. WADE, JR., ELLIOTT W. JONES, and BETTYE D. DAUGHERTY, who being by me first duly sworn, severally declare that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.
     WITNESS my hand and seal at Nashville, Tennessee, this 16th day of May, 1980.

/s/ Sandra J. Malone
Notary Public

My Commission Expires: 10-17-82

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED

CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

WHEREAS, *Articles of Incorporation duly signed and verified of*

HCA HEALTH SERVICES OF OKLAHOMA, INC.

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

NOW THEREFORE, *I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed at the City of Oklahoma City, this 17th

day of August *, A.D. 19* 83

Jeannette B. Edmondson

Secretary of State

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

By: Cheryl E. Bradley

OFFICE OF THE SECRETARY OF STATE AMENDED CERTIFICATE OF INCORPORATION WHEREAS, HCA HEALTH SERVICES OF OKLAHOMA, INC. STATEMENT OF OKLAHOMA CERTIFICATION OF INCORPORATION WHEREAS, IN TEST IMONY WHERE OF : EDMOND COMMUNITY HOSPITAL, INC.

FEE: $25.00
      (Minimum)
AMENDED ARTICLES OF INCORPORATION
LEASE NOTE: This form must be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of Twenty-five Thousand Dollars ($25,000.00) the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.
TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned.	Address	City and State

Charles N. Martin, Jr.	One Park Plaza	Nashville, TN 37203

Elliott W. Jones	One Park Plaza	Nashville, TN 37203

being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the “Business Corporation Act” of the State of Oklahoma, do hereby execute and submit the following amended Articles of Incorporation.
(1) The name of the corporation is Edmond Community Hospital, Inc. which shall be changed to HCA Health Services of Oklahoma, Inc.
(If the corporate name is changed, please show the former name also).
(2) A. No Change, As Filed X
B. As Amended — The address of the registered office in Oklahoma is                                                             , City of                                         , name of the Registered agent at such address is                                                               .
(3) A. No Change, As Filed X
B. As Amended — The duration of the corporation is                                          years.
(4) A. No Change, As Filed X
B. As Amended — The purpose or purposes for which the corporation is formed are:

FILED	FILED

AUG 17 1983	AUG 17 1983

OKLAHOMA SECRETARY	OKLAHOMA SECRETARY
OF STATE	OF STATE
(5) A. No Change, As filed X
B. As Amended — The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

CLASS	SERIES	NUMBER OF SHAKES	PAR VALUE - NO PAR VALUE
(6) a. No Change, As filed X
B. As Amended — The amount of stated capital with which the corporation shall have is $                                        , which has been fully paid in (must be at least $500.)
(7) A. No Change, As file X
B. As Amended — The number and class of shares to be allotted by the corporation consideration to be received therefor are.

CLASS	SERIES	NUMBER OF SHARES	CONSIDERATION TO BE RECEIVED
(8) A. No Change, As file X
B. As Amended — The number of directors is                                         .

PLEASE COMPLETE ONE OF THE FOLLOWING. (9) (10) or (11), depending upon the method of execution of the amended Articles of Incorporation.
(9) IF SUCH AMENDMENT BE BY THE CORPORATION UPON THE APPROVAL OF THE SHAREHOLDERS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:
(a) Such amendment was proposed by a resolution of the Board of Directors on the 8th day of August, 1983.
(b) The amendment was adopted by a vote of the shareholders in accordance with the provisions of 18 O.S. 1971, § 1.153.
(c) The meeting of the shareholders of the corporation at which the amendment was adopted was held at One Park Plaza, Nashville, TN 37203.
(d) Notice of the meeting was given by notice waived by the sole shareholder for a period of                                                             .
(e) The class and number of shares voted for and against such amendment was:

CLASS	NUMBER OF SHARES	VOTED FOR	VOTED AGAINST
Common	1,000	1,000	0

(Corporate Seal)	Edmond Community Hospital, Inc.

Exact Corporate Name

ATTEST:

[ILLEGIBLE]	[ILLEGIBLE]

by its Assistant Secretary	by its Vice President
(10) IF SUCH AMENDMENT BE BY THE IN CORPORATORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:
(a) No shares of the corporation have been allotted.
(b) The corporation has not begun or transacted any business or incurred any indebtedness except such business or indebtedness as shall have been incidental to its organization or to the obtaining of subscriptions or payment for its shares; and
(c) No subscriptions have been taken and no shares have been subscribed for; OR Subscriptions have been taken and                      shares subscribed for, and the subscribers for at least two/thirds of such number of shares have signed and filed with the Incorporators-Secretary of the corporation their written consent to the amendment. As provided for in 18 O.S. 1971, § 1.152.

(Majority of Incorporators must sign)

(Notarial Seal)	/s/ [ILLEGIBLE]

NOTARY PUBLIC
My Commission expires 10/19/86.
(11) IF SUCH AMENDMENT BE BY THE BOARD OF DIRECTORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:

(a) The general nature of the amendment is

.
(b) As provided for in 18 O.S. 1971, § 1.162, a resolution of amendment was adopted at a meeting duly called on the                      day of                                         , 19                     .

(Majority of Directors must sign)

(Corporate Seal)

Subscribed one Sworn to before me this day of , 19 .

(Notarial Seal)

NOTARY PUBLIC
My Commission expires                                         .